UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2016 (December 6, 2016)

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Quebec, Canada (Address of principal executive offices)	H7L4A8 (Zip Code)

(514) 744-6792
(Registrants’ telephone number, including area code)

N/A

(Former names or former addresses if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐† Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐† Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐† Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐† Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, Valeant Pharmaceuticals International, Inc. (the “Company”) announced that Dr. Ari Kellen, Executive Vice President, Group Company Chairman; and Robert L. Rosiello, Executive Vice President, Corporate Development and Strategy, will be leaving the Company, effective December 31, 2016, and that Anne Clem Whitaker, Executive Vice President, Group Company Chairman, will be leaving the Company, effective January 13, 2017.

Further details regarding the departures of Ms. Whitaker, Dr. Kellen and Mr. Rosiello are contained in the press release issued by the Company on December 12, 2016, which is attached hereto as Exhibit 99.1 and is hereby furnished. The information contained in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Christina Ackermann
Name:	Christina Ackermann
Title:	Executive Vice President and General Counsel